                                                                   EXHIBIT 10.19

                   _________________________________________



                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                       READING INTERNATIONAL CINEMAS LLC



                   ________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

ARTICLE I    DEFINITIONS; CONSTRUCTION...................................   1
     1.1     Definitions.................................................   1
     1.2     Directly or Indirectly......................................   3
     1.3     Captions....................................................   3
     1.4     Interpretation..............................................   3
     1.5     References to this Agreement................................   4

ARTICLE II   FORMATION...................................................   4
     2.1     Formation...................................................   4
     2.2     Name........................................................   4
     2.3     Principal Office; Pennsylvania Office.......................   4
     2.4     Agent.......................................................   4
     2.5     Business; Purpose; Powers...................................   4
     2.6     Term of the Company.........................................   4

ARTICLE III  MEMBERS AND MEMBERSHIP INTERESTS............................   4
     3.1     Members.....................................................   4
     3.2     Voting Rights; Approval Required............................   5
     3.3     Meetings of Members.........................................   5
     3.4     Disposition of Interests....................................   6
     3.5     Right of First Refusal......................................   6
     3.6     Buy-Sell Agreement..........................................   8
     3.7     Amendment of Agreement to Reflect New Members...............   9
     3.8     No Resignation or Removal...................................   9
     3.9     No Liability to Third Parties...............................   9
     3.10    Rights of Assignees.........................................   9
     3.11    Rights of Voting Members....................................  10

ARTICLE IV   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS..................  10
     4.1     Capital Contributions.......................................  10
     4.2     No Return of Capital Contribution; No Interest..............  10
     4.3     Capital Accounts............................................  10
     4.4     No Obligation to Restore Deficits...........................  11
     4.5     Additional Capital Contributions............................  11

ARTICLE V    ALLOCATIONS AND DISTRIBUTIONS...............................  11
     5.1     Allocations of Income and Loss..............................  11
     5.2     Special Allocations.........................................  11
     5.3     Allocation of Income and Loss in Respect of a
             Transferred Interest........................................  13
     5.4     Distributions...............................................  14
     5.5     Form of Distributions.......................................  14

ARTICLE VI   MANAGEMENT AND OPERATION....................................  14
     6.1     Management of Company by Members............................  14

                                      i.

ARTICLE VII   TAX MATTERS................................................  14
     7.1      Tax Returns................................................  14
     7.2      Tax Matters Partner........................................  15
     7.3      Tax Elections..............................................  15
     7.4      Withholding................................................  15

ARTICLE VIII  INFORMATION................................................  16
     8.1      Information................................................  16

ARTICLE IX    BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS.................  16
     9.1      Maintenance of Books.......................................  16
     9.2      Financial Information......................................  16
     9.3      Bank Accounts..............................................  16

ARTICLE X     DISSOLUTION AND WINDING UP.................................  16
     10.1     Conditions of Dissolution..................................  16
     10.2     Liquidation and Termination................................  17
     10.3     Cancellation of Filings....................................  18

ARTICLE XI    INDEMNIFICATION AND INSURANCE..............................  18
     11.1     Indemnification by Company.................................  18

ARTICLE XII   GENERAL PROVISIONS.........................................  19
     12.1     Notices....................................................  19
     12.2     Entire Agreement; Waivers and Modifications................  19
     12.3     Binding Effect; No Third-Party Beneficiaries...............  20
     12.4     Governing Law..............................................  20
     12.5     Further Assurances.........................................  20
     12.6     Waiver of Certain Rights...................................  20
     12.7     Multiple Counterparts; Facsimile Transmissions.............  20
     12.8     Submission to Jurisdiction.................................  21

                                      ii.

     This Limited Liability Company Agreement of Reading International Cinemas LLC is made and entered into as of this 9th day of November, 1995 by and between the Members.

     For and in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which each Member acknowledges, the Members agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

     1.1  Definitions.  When used herein, the following capitalized terms shall
          -----------
have the meanings indicated:

          "Act" means the Delaware Limited Liability Company Act and any
           ---
     successor statute, as amended from time to time.

          "Affiliate" means as to any Person a director of such Person or any
           ---------
     other Person who, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or under common Control with that Person.

          "Agreement" means this Limited Liability Company Agreement, as
           ---------
     originally executed and as amended from time to time.

          "Capital Account" means the capital account established and maintained
           ---------------
     for a Member pursuant to Article IV.

          "Capital Contribution" means as to any Member the cumulative sum of
           --------------------
     money contributed by the Member to the capital of the Company, as provided in Article IV.

          "Certificate" or "Certificate of Formation" means the certificate of
           -----------      ------------------------
     formation of the Company filed on November 7, 1995 in accordance with the Act and as amended from time to time.

          "Code" means the Internal Revenue Code of 1986 and any successor
           ----
     statute, as amended from time to time.

          "Company" means Reading International Cinemas LLC, the Delaware
           -------
     limited liability company.

          "Company Minimum Gain" has the meaning ascribed to the term
           --------------------
     "Partnership Minimum Gain" in Treas. Reg. (S) 1.704-2(d).

          "Control," "Controls," or "Controlled" (and derivations thereof) means
           -------    --------       ----------
     as to a corporation the right to exercise, directly or indirectly, more than 50% of the voting rights in the corporation, and as to any other Entity the possession,

                                      1.

     directly or indirectly, of the power to direct or cause the direction of the management or policies of the same.

          "Craig" means Craig Corporation, a Delaware corporation.
           -----

          "Dispose," "Disposing," or "Disposition" means a sale, assignment,
           -------    ---------       -----------
     transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

          "Dissolution Event" means a Member's resignation, removal, withdrawal,
           -----------------
     bankruptcy or dissolution.

          "Distributable Cash" means the amount of money on hand of the Company
           ------------------
     and available for distribution to the Members, taking into account all accrued debts, liabilities, and obligations of the Company and any amounts necessary or advisable to reserve, designate, or set aside for actual or anticipated costs, payments, liabilities, obligations, claims with respect to the Company's business or reinvested in any lawful activity that may be undertaken by the Company, as determined by a Majority in Interest of the Members.

          "Entity"  means any association, corporation, estate, limited
           ------
     liability company, limited partnership, partnership, venture or other entity.

          "Income" means any item of Company economic income not includable in
           ------
     gross income for federal income tax purposes, and Company taxable income for federal income tax purposes, including Tax Items (items of income, gain, loss, deduction, or credit of the Company) taken into account separately by the Members.

          "Liquidation Member" means the trustee for the time being of RC Trust.
           ------------------

          "Loss" means (i) any Company deduction specially allocable to a
           ----
     Member, (ii) any Company expenditure that is neither deductible nor chargeable to capital account under section 705(e)(2)(B) of the Code or Treasury Regulation section 1.704-1(b)(2)(iv) and (d)(2), and (iii) the Company's net loss for federal income tax purposes, excluding deductions described in clause (i) and including Company Tax Items taken into account separately by the Members.

          "Member Nonrecourse Debt" has the meaning ascribed to the term
           -----------------------
     "Partner Nonrecourse Debt" in Treas. Reg. (S) 1.704-2(b)(4).

                                      2.

          "Member Nonrecourse Deductions" means items of Company loss, deduction
           -----------------------------
     or Code section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

          "Members" means the persons listed in Section 3.1 of this Agreement
           -------
     and those persons subsequently admitted as Members pursuant to the terms of this Agreement, so long as they have not ceased being Members pursuant to the terms of this Agreement. A reference to a "Member" means any of the Members, and a reference to a "Majority in Interest" of the Members means a Member or Members owning a majority of the interest in the Company.

          "Membership Interest" means a Member's allocable share of the
           -------------------
     Company's Income, Loss, and similar items and the Member's rights to receive distributions from the Company, together with all obligations of such Member to comply with the provisions of this Agreement.

          "Nonrecourse Liability" has the meaning set forth in Treas. Reg. (S)
           ---------------------
     1.752-1(a)(2).

          "Person" means any individual or Entity.
           ------

          "RC Trust" means RC Revocable Trust, a trust formed in the State of
           --------
     California as of November 9, 1995.

          "Reading" means Reading Investment Company, Inc., a Delaware
           -------
     corporation.

          "Secretary of State" means the California Secretary of State of the
           ------------------
     State of Delaware.

          "Tax Items" has the meaning set forth under the definition of
           ---------
     "Income."

          "Voting Members" means all Members of the Company except for the
           --------------
     Liquidation Member.

     1.2  Directly or Indirectly.  Any provision of this Agreement which refers
          ----------------------
to an action which may be taken by any Person, or which a Person is prohibited from taking, shall include any such action taken directly or indirectly by or on behalf of such Person, including by or on behalf of any Affiliate or agent of such Person.

     1.3  Captions.  All captions in this Agreement are inserted for reference
          --------
only and are not to be considered in the construction or interpretation of any provision hereof.

     1.4  Interpretation.  In the event any claim is made by any Person relating
          --------------
to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be

                                      3.

implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

     1.5  References to this Agreement.  References to numbered or lettered
          ----------------------------
articles, sections, and subsections refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.


                                  ARTICLE II
                                   FORMATION

     2.1  Formation.  As of the effective date of this Agreement, the Company
          ---------
has been formed as a Delaware limited liability company under and pursuant to the Act. The Company has executed and filed the Articles with the Secretary of State.

     2.2  Name.  The name of the Company shall be Reading International Cinemas
          ----
LLC. The business of the Company shall be conducted under that name or any other name or names selected by the Voting Members.

     2.3  Principal Office; Pennsylvania Office.  The principal office of the
          -------------------------------------
Company shall be Reading, The Graham Building, One Penn Square West, 30 South 15th, Suite 1300, Philadelphia, Pennsylvania 19102, or such other office as the Voting Members may designate from time to time. The Company also may have such other offices within the United States as the Voting Members may from time to time determine.

     2.4  Agent.  The Company shall at all times maintain a registered agent as
          -----
required under the Act who shall be as stated in the Certificate or as otherwise may be determined from time to time by the Voting Members in the manner provided by law.

     2.5  Business; Purpose; Powers.  The business and purpose of the Company is
          -------------------------
through one or more other entities to develop, own, hold, lease and operate motion picture exhibition assets in Australia.

     2.6  Term of the Company.  The term of the Company shall commence on the
          -------------------
date hereof and the Company shall continue in existence until December 31, 2025, or such earlier time as specified in or pursuant to this Agreement.


                                  ARTICLE III
                       MEMBERS AND MEMBERSHIP INTERESTS

     3.1  Members.  Reading and Craig are hereby admitted as Members.  Reading
          -------
and Craig are admitted as the "Voting Members" and the initial Liquidation Members, but have directed that their interests as Liquidation Members be transferred to and held by RC

                                      4.

Trust as the sole "Liquidation Member." After the date hereof, no Person may be admitted as an additional Member except with the approval of the Voting Members.

     3.2  Voting Rights; Approval Required.  Except as otherwise specifically
          --------------------------------
provided in this Agreement, the vote, consent, or approval of Voting Members holding in the aggregate fifty one (51%) percent of the interest in the income of the Company as determined under Section 5.1 (a "Majority in Interest") shall be required as to all matters as to which the vote, consent or approval of the Members is required or permitted under this Agreement. The vote, consent or approval of the Voting Members, wherever required or permitted hereunder, may be obtained in any manner permitted hereunder or under the Act.

     3.3  Meetings of Members.
          -------------------

          3.3.1 No annual or regular meetings of the Members shall be required; if convened, however, meetings of the Members may be held at such date, time, and place as the Voting Members may fix from time to time.

          3.3.2 A meeting of the Members may be called at any time by a Majority in Interest of the Voting Members for the purpose of addressing any matter on which the vote, consent or approval of the Voting Members is required under this Agreement.

          3.3.3 Notice of any meeting of the Members shall be sent or otherwise given to the Members in accordance with this Agreement not less than ten nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. Except as the Voting Members may otherwise agree, no business other than that described in the notice may be transacted at the meeting.

          3.3.4 Attendance, in person or by proxy, of a Voting Member at a meeting shall constitute a waiver of notice of that meeting, except when the Voting Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not fully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Voting Members may participate in any meeting of the Members by means of conference telephone or similar means as long as both Voting Members can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

          3.3.5 Any action that can be taken at a meeting of the Members may be taken without a meeting if a consent in writing

                                      5.

setting forth the action so taken is signed and delivered to the Company by a Majority in Interest of the Voting Members. All such consents shall be maintained in the books and records of the Company.

          3.3.6 Any Voting Member entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Voting Member and delivered to the other Voting Member. The use of proxies in all other respects shall be governed by the provisions of the Delaware General Corporation Law pertaining to the use of proxies by corporate stockholders.

     3.4  Disposition of Interests.
          ------------------------

          3.4.1 No Member shall Dispose of all or any part of its Membership Interest without the approval each of the other Voting Members, except as provided below. Any attempted Disposition of a Membership Interest, or any part thereof, other than in accordance with either Section 3.4, Section 3.5 or
Section 3.6 shall be, and hereby is declared, null and void ab initio.

          3.4.2 If, in connection with a permitted Disposition of a Membership Interest, a Member purports to grant the Person to which the Membership Interest is Disposed the right to be admitted as a member of the Company, such Person shall have the right to be so admitted as a member if (a) the other Voting Members consent in writing to such admission, and (b) the other Voting Members receive a document (i) executed by both the Member effecting such Disposition and the Person to which the Membership Interest is Disposed, (ii) including the notice and payment address and facsimile number of the Person to be admitted to the Company as a member and the written acceptance by such Person of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest being acquired, (iii) setting forth the respective percentage interests in Company allocations after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest is Disposed, which together shall total the percentage interest in Company allocations of the Member effecting such Disposition prior thereto, (iv) containing a representation and warranty by the Member effecting the Disposition and the Person to which the Membership Interest is Disposed to the effect that such Disposition was made in accordance with all laws and regulations, including securities laws, applicable to such Member or Person, as appropriate, and (v) setting forth the effective date of the Disposition.

     3.5  Right of First Refusal.
          ----------------------

          No Voting Member shall directly or indirectly sell, assign, transfer, or otherwise dispose of (collectively, a "transfer") its Voting Membership Interest ("VMI"), or any part thereof

                                      6.

or interest therein, at any time, except (i) once during a trailing 12-month period and then only (ii) in a sale exclusively for cash or in a transfer expressly permitted by this subsection; and no Voting Member shall transfer its VMI in a sale for cash at any time without first giving written notice to the Company and the other Voting Members of its intention to transfer such VMI. Any such notice shall specify the identity of the transferee and the amount of the cash purchase price proposed to be paid for such VMI. This subsection shall not prohibit, and no such notice shall be required for, a transfer to a corporation wholly-owned, directly or indirectly, except for director's qualifying shares and executive stock options (provided that such director's qualifying shares and shares issuable upon exercise of such stock options do not represent more than 20% of the outstanding share or equity interests of such corporation on a fully-diluted basis), by one or more Voting Members.

          Any transfer of VMI requiring the giving of written notice under this
Section 3.5 shall be subject to a right of first refusal on the part of the Company exercisable within thirty (30) days of receipt of such written notice (the "Company Period"). During the Company Period, the Company, subject to any restrictions imposed by law, shall have the right to elect to purchase all or any part (subject to the condition set forth below) of the VMI (the "Subject VMI") proposed to be sold by the Voting Member delivering such notice (the "Selling Voting Member") for cash equal to the cash purchase price, if any, proposed to be paid for such VMI. The Company shall exercise its election right by written notice delivered to the Selling Voting Member and the other Voting Members within the Company Period. If the Company does not elect to purchase all of the Subject VMI, then such right of first refusal shall pass to the other Voting Members as follows.

          Upon the expiration of the Company Period, each Voting Member, other than the Selling Voting Member, shall have fifteen (15) days (the "Member Period") to elect in writing to purchase all or any part of the Subject VMI not subject to purchase by the Company. In the event that the other Voting Members elect to purchase in the aggregate more VMI than the Subject VMI available for sale, the Subject VMI shall be apportioned among the other Voting Members in proportion to their respective VMIs. The other Voting Members shall exercise their election right by written notice delivered to the Selling Voting Member and the Company within the Member Period. If the Company and the other Voting Members entitled to this right of first refusal decline to purchase in the aggregate an amount equal to all of the Subject VMI, the Selling Voting Member may thereafter transfer all, but not less than all, the Subject VMI in accordance with the terms set forth in the written notice to the Company and the other Voting Members.

     If the Company elects to purchase all of the Subject VMI it shall tender payment for such interest at the end of the Company Period to the Selling Voting Member. If the Company does not elect

                                      7.

to purchase all of the Subject VMI but the Company and/or the other Voting Members elect to purchase all of the Subject VMI they shall tender payment for such interest at the end of the Member Period to the Selling Voting Member.

          No transfer of the Subject VMI shall be made after the end of ninety
(90) days after the original notice given to the Company and the Voting Members under this Section 3.5 or for a price that is lower than the price specified in the notice referred to in this Section 3.5, unless the VMI are first offered again to the Company and the other Voting Members in accordance with this
Section 3.5.

     3.6  Buy-Sell Agreement.
          ------------------

          In the event that a Voting Member holding at least fifty (50%) percent of the Voting Membership Interests desires to purchase all of the VMI held by the other Voting Members, it shall be entitled, at any time, to make an offer in writing to the other Voting Members to purchase all, but not less than all, of remaining VMI (the "Initial Offer"). Such written offer shall specify the price which shall be payable in cash per one (1%) percent of VMI, and all other relevant information concerning the Initial Offer. The other Voting Members (the "Offeree Members") shall then have forty-five (45) days from the giving of the Initial Offer in which to elect, in writing, (i) to accept the Initial Offer, or (ii) to purchase (the "Purchase Option") in the aggregate the entire VMI of the Voting Member making the Initial Offer (the "Offering Member") at the same price per one (1%) percent of VMI and on the terms and conditions of the Initial Offer, or, if terms and conditions are not amenable to exact duplication, upon substantially equivalent terms and conditions. If there is more than one Offeree Member, then each Offeree Member can elect to purchase all, or any portion, of the Offering Member's VMI. In the event that the Offeree Members elect to purchase more than the VMI held by the Offering Member, the Offering Member VMI will be apportioned among the Offeree Members in proportion to their respective VMIs. All Voting Members agree to be bound by and to sell their VMI in accordance with this Section 3.6 and specifically waive any rights to challenge or otherwise contest the sufficiency or adequacy of the consideration to be paid for VMI pursuant to this Section 3.6. If no election is so made by the Offeree Member within forty-five (45) day period, the Initial Offer shall be deemed to have been accepted.

          Once the Initial Offer or the Purchase Option has been accepted, the purchaser(s) shall have one hundred twenty (120) days from delivery of notice of acceptance or, if the Initial Offer is not expressly accepted, from the last day of the forty-five (45) day period referenced in this Section 3.6 to consummate the purchase and pay the seller. Should the purchaser(s) fail to consummate the purchase and pay for the VMI within the period specified above, time being expressly of the essence, the

                                      8.

purchaser(s) shall be liable for all reasonable out-of-pocket costs incurred by the seller. In addition, the Voting Members acknowledge and agree that in view of (i) the length of the purchase period and the reliance and change of position which must necessarily result from the purchaser's election to purchase hereunder and (ii) the fact that the damages which would result from the purchaser's failure to consummate the purchase are uncertain in amount and cannot be determined with certainty, a reasonable estimation of damages is an amount equal to ten percent (10%) of the offered price, provided that damages shall not be recoverable in cash but only by way of any adjustment in the offered price if the option described in the next succeeding sentence is exercised. Accordingly, the Voting Members agree that in the event of the purchaser's unexcused failure to consummate the purchase, in addition to the seller's remedies at law or in equity, and in addition to the seller's right to collect from the defaulting party out-of-pocket costs and expenses, the selling Voting Member (the "Option Holder") shall have an option for the six (6) month period following the expiration of one hundred twenty (120) day closing period to purchase all, but not less than all, the defaulting purchaser's VMI for the offered price (again calculated on a per 1% basis), in cash, less ten percent (10%); the Option Holder may exercise this option by giving notice to the defaulting purchaser not later than 90 days after the expiration of 120-day period, and must tender payment in full not later than the end of six-month option period.

     3.7  Amendment of Agreement to Reflect New Members.  If a Person is to be
          ---------------------------------------------
admitted to the Company as a new member, the Person to be admitted as a new member shall execute appropriate amendments to this Agreement to take into account the Person's admission as a new member. In the case of any admission pursuant to Section 3.4.2, amendment shall provide, among things, that the admission of the new member shall be deemed to occur immediately before any withdrawal of the transferor Member.

     3.8  No Resignation or Removal.  Except as otherwise specifically provided
          -------------------------
in this Agreement, a Member does not have the right or power to resign or withdraw from the Company as a Member and shall be entitled to do so only with the approval of the other Members.

     3.9  No Liability to Third Parties.  No Member shall have any personal
          -----------------------------
obligation for any liabilities of the Company, whether liabilities arise in contract, tort or otherwise, except to the extent that any liabilities are expressly assumed in a separate writing by the Member.

     3.10 Rights of Assignees.  In the event the Company is required to
          -------------------
recognize the validity of a Disposition notwithstanding the provisions of this
Article III to the contrary, the assignee of a Membership Interest who has not been admitted to the Company in accordance with this Article III shall be entitled only to alloca-

                                      9.

tions and distributions with respect to Membership Interest as provided in this Agreement, but shall have no right to any information or accounting of the affairs of the Company, or to inspect the books or records of the Company, and shall not have any rights of a Member under the Act or this Agreement.

     3.11 Rights of Voting Members.  Notwithstanding any other provision of this
          ------------------------
Agreement, with effect on and from the commencement of the dissolution of the Company, Voting Members will not have any right to participate in a distribution of the property of the Company; that right will be possessed only the Liquidation Member.


                                  ARTICLE IV
                  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

     4.1  Capital Contributions.  Reading and Craig shall each make an initial
          ---------------------
Capital Contribution of $5,000,000, on an as needed basis. RC Trust shall not be required to make any Capital Contributions.

     4.2  No Return of Capital Contribution; No Interest. Except as otherwise
          ----------------------------------------------
specifically provided in this Agreement, a Member shall not be entitled to demand or receive the return of all or any portion of the Member's Capital Contribution or to be paid interest in respect of either its Capital Account or Capital Contribution. Under circumstances permitting or requiring a return of a Member's Capital Contribution, the Member shall have no right to receive property other than cash. No Member shall be required to contribute or to lend any money or property to the Company to enable the Company to return any other Member's Capital Contribution.

     4.3  Capital Accounts.  A Capital Account shall be established and
          ----------------
maintained for each Member. Each Member's Capital Account (a) shall be increased by (i) the amount of money contributed by or on behalf of that Member to the Company, (ii) the fair market value of property contributed by or on behalf of that Member to the Company (net of liabilities secured by contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company Income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. (S) 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the
Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas.

                                      10.

Reg. (S) 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) of this sentence and loss or deduction described in Treas. Reg. (S) 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). The Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treas. Reg. (S) 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. (S)(S) 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. (S) 1.704-1(b)(2)(iv)(g). On the transfer of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee in accordance with the provisions of Treas. Reg. (S) 1.704-1(b)(2)(iv)(l).

     4.4  No Obligation to Restore Deficits.  No Member shall have any liability
          ---------------------------------
or obligation to the Company, the other Members or any creditor of the Company to restore at any time any deficit balance in Member's Capital Account.

     4.5  Additional Capital Contributions.  In the event that a Majority in
          --------------------------------
Interest of the Voting Members determine that additional capital contributions are required by the Company, each Voting Member shall be entitled to make additional capital contributions pro rata in accordance with their interests in the Company as determined under Section 5.1.


                                   ARTICLE V
                         ALLOCATIONS AND DISTRIBUTIONS

     5.1  Allocations of Income and Loss.  Income and Loss for each year shall
          ------------------------------
be allocated as follows:

          5.1.1     After giving effect to the special allocations set forth in
Section 5.2, Income shall be allocated to the Voting Members equally.

          5.1.2     After giving effect to the special allocations set forth in
Section 5.2, Loss shall be allocated to the Voting Members equally.

     5.2  Special Allocations.
          -------------------

          5.2.1 Notwithstanding the provisions of Section 5.1, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for year (and, if necessary, in subsequent years) in an amount equal to the portion of Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability,

                                      11.

which share of  net decrease shall be determined in accordance with Treas. Reg.
(S) 1.704-2(g)(2). Allocations pursuant to this Section 5.2.1 shall be made in proportion to the amounts required to be allocated to each Member under this
Section 5.2.1. The items to be so allocated shall be determined in accordance with Treas. Reg. (S) 1.704-2(f). This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. (S) 1.704-2(f) and shall be interpreted consistently therewith.

          5.2.2 Notwithstanding the provisions of Section 5.1, if there is a net decrease in Minimum Gain attributable to a Nonrecourse Liability during any taxable year, each Member who has a share of Company Minimum Gain attributable to Nonrecourse Debt (which share shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for taxable year (and, if necessary, in subsequent years) in an amount equal to that portion of Member's share of the net decrease in Company Minimum Gain attributable to Nonrecourse Liability that is allocable to the disposition of Company property subject to Nonrecourse Debt (which share of net decrease shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(5)). Allocations pursuant to this Section 5.2.2 shall be made in proportion to the amounts required to be allocated to each Member under this Section 5.2.2. The items to be so allocated shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(4). This Section 5.2.2 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. (S) 1.704-2(i)(4) and shall be interpreted consistently therewith.

          5.2.3 Notwithstanding the provisions of Section 5.1, any nonrecourse deductions (as defined in Treas. Reg. (S) 1.704-2(b)(1)) for any taxable year or other period shall be specially allocated to the Voting Members in accordance with their respective percentage interests in Income and Member Nonrecourse Deductions shall be allocated to the Member to whom the Member Nonrecourse Debt is allocated.

          5.2.4 Notwithstanding the provisions of Section 5.1, those items of Company loss, deduction, or expenditures under section 705(a)(2)(B) of the Code which are attributable to Member Nonrecourse Debt for any taxable year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which items are attributable in accordance with Treas. Reg. (S) 1.704-2(i).

          5.2.5 Notwithstanding the provisions of Section 5.1, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in Member's Capital Account in excess of Member's share of Minimum Gain, items of Company income and gain shall be specially allocated to Member in an amount and manner sufficient to eliminate excess deficit balance as quickly as possible. Any special allocations of

                                      12.

items of income and gain pursuant to this Section 5.2.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this
Article V so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Section 5.2.5 to the extent possible, shall be equal to the net amount that would have been allocated to each Member pursuant to the provisions of this Article V if unexpected adjustments, allocations, or distributions had not occurred.

          5.2.6 Notwithstanding any other provision in this Article V, in accordance with section 704(c) of the Code, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 5.2.5 are solely for purposes of federal, state, and local taxes; as, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of Income, Loss, or items of distribution pursuant to any provision of this Agreement.

          5.2.7 In the event any Member has a deficit Capital Account at the end of any Company taxable year which is in excess of the sum of (i) the amount, if any, Member is obligated to restore and (ii) the amount Member is deemed to be obligated to restore pursuant to the next to the last sentences of Treas. Reg. (S)(S) 1.704-2(g)(1) and 1.704(2)(i)(5), each Member shall be specially allocated items of Company income and gain in the amount of excess as quickly as possible, provided that an allocation pursuant to this Section 5.2.7 shall be made if and only to the extent that Member would have a deficit Capital Account in excess of sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2.7 and Section 5.2.5 hereof were not in this Agreement.

     5.3  Allocation of Income and Loss in Respect of a Transferred Interest.
          ------------------------------------------------------------------

          5.3.1 If a Member's Membership Interest is transferred, or is adjusted by reason of additional Capital Contributions, the admission of a new Member, or otherwise, during any taxable year, each item of income, gain, loss, deduction, or credit of the Company for taxable year shall be assigned pro rata to each day in the particular period of year to which item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each item so assigned to any day shall be allocated to the Member based upon its percentage interest in Company allocations at the close of day. For the purpose of accounting convenience, except as provided below, the Company may treat a transfer of, or an adjustment in, a Membership Interest which occurs at any time during a semi-monthly period

                                      13.

(commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of semi-monthly period, regardless of when during semi-monthly period transfer or adjustment actually occurs.

          5.3.2 Notwithstanding any provision to the contrary in this Agreement, gain or loss of the Company realized in connection with a Disposition of any of the assets of the Company shall be allocated solely to the Members as of the date Disposition occurs (or to any particular Member or Members as required by Code section 704(c), if applicable to Disposition).

     5.4  Distributions.
          -------------

          5.4.1 Subject to any restrictions under applicable law, the Company shall periodically distribute Distributable Cash to the Voting Members not less frequently than annually, with the amount and timing of distributions to be determined by the Voting Members.

          5.4.2 Except as otherwise provided in the case of the Company's liquidation and termination, all distributions of Distributable Cash shall be made to the Voting Members equally.

     5.5  Form of Distributions.  A Member has no right to demand or receive any
          ---------------------
distribution from the Company in any form other than cash. Likewise, except in connection with the dissolution of the Company as provided herein no Member shall be compelled to accept from the Company a distribution of any asset in kind.


                                  ARTICLE VI
                           MANAGEMENT AND OPERATION

     6.1  Management of Company by Members.
          --------------------------------

          6.1.1 The business, property, and affairs of the Company shall be managed exclusively by the Voting Members. The full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company in accordance with the terms of this Agreement, to make all decisions regarding the same, and to perform any and all other acts or activities consistent therewith which are customary or incidental to the management of the Company's business is subject to approval of a Majority in Interest of the Voting Members.


                                  ARTICLE VII
                                  TAX MATTERS

     7.1  Tax Returns.  The Company shall prepare or cause to be prepared and
          -----------
filed all necessary federal, state, and local income tax returns for the Company. The Company shall furnish to each

                                      14.

Member copies of all returns that are actually filed and shall keep them informed of any and all pending or threatened tax proceedings regarding the Company.

     7.2  Tax Matters Partner.  Reading shall be the "tax matters partner" of
          -------------------
the Company pursuant to section 6231(a)(7) of the Code. Reading shall take action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6231(a)(8) of the Code, and shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" and, shall forward to each Member copies of all significant written communications it may receive in capacity. Reading shall not take any action contemplated by sections 6222 through 6231 of the Code without the consent of the Members.

     7.3  Tax Elections.  The Company shall make the following elections on the
          -------------
appropriate tax returns:

          7.3.1     to adopt the calendar year as the Company's fiscal year;

          7.3.2 to adopt an appropriate method of accounting and to keep the Company's books and records on that method; and

          7.3.3 any other election Reading deems appropriate and in the best interests of the Company and the Members. It is the intent of the Members that the Company be treated as a partnership for United States federal income tax purposes and, to the extent permitted by applicable law, for state and local franchise and income tax purposes. Neither the Company nor any other Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law, and no provision of this Agreement shall be construed to sanction or approve an election.

     7.4  Withholding.   With respect to any Member who is not a United States
          -----------
person within the meaning of the Code, any tax required to be withheld under section 1446 or other provisions of the Code, or under state law, shall, unless already reflected by an appropriate charge to that Member's Capital Account, be charged to that Member's Capital Account as if the amount of tax had been distributed to Member. The amount so withheld shall be treated as a distribution of Distributable Cash to Member for all purposes of this Agreement.

                                      15.

                                 ARTICLE VIII
                                  INFORMATION

     8.1  Information.   In addition to the other rights specifically set forth
          -----------
in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and other information regarding the Company, as it may reasonably request from time to time.


                                  ARTICLE IX
                  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

     9.1  Maintenance of Books.  The books of account for the Company shall be
          --------------------
maintained on an accrual basis in accordance with the terms of this Agreement, except that Capital Accounts shall be maintained in accordance with Article IV. The calendar year shall be the accounting year of the Company.

     9.2  Financial Information.  The Company shall prepare, or shall cause to
          ---------------------
be prepared, as soon as practicable after the end of each fiscal year of the Company, and in any event on or before the 90th day thereafter, a balance sheet, an income statement and a statement of changes in Members' capital in the Company for, or as of the end of, that year. In addition, the Company shall deliver to each Member within 90 days after each fiscal year a copy of the Company's federal income tax return for that year and a Schedule K-1 setting forth Member's distributions and allocations.

     9.3  Bank Accounts.  The Company shall establish and maintain one or more
          -------------
separate bank and investment accounts for the Company's funds in the Company's name with financial institutions and firms as the Voting Members may select and designate signatories thereon. The Company's funds may not be commingled with other funds of any other Person.


                                   ARTICLE X
                          DISSOLUTION AND WINDING UP

     10.1 Conditions of Dissolution.  The Company shall be dissolved, its assets
          -------------------------
shall be disposed of, and its affairs wound up on the first to occur of the following:

          (a) the vote, consent or approval of a Majority in Interest of the Voting Members at any time to dissolve the Company;

          (b) the occurrence of a Dissolution Event, unless within 90 days after the occurrence, the remaining Voting Members (other than the Member as to which Dissolution Event occurred) consent to continue the Company;

                                      16.

          (c)  the Disposition of all of the property and assets of the Company;

          (d)  the entry of a decree of judicial dissolution under the Act; or

          (e)  the expiration of the term of existence of the Company.

     10.2 Liquidation and Termination.
          ---------------------------

          10.2.1 Upon the dissolution of the Company as provided in Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Voting Members shall act as liquidators or may appoint one or more other Persons to act as liquidator. The liquidator shall oversee the winding up and liquidation of the Company, take full account of the liabilities of the Company and assets, either cause the Company's assets to be sold as promptly as is consistent with obtaining fair market value therefor (or, with the consent of the Voting Members, distributed to the Liquidation Member) and, if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in paragraphs (c) and (d) below. Until final distribution, the liquidator shall manage the Company's business and other property and assets with all of the power and authority of the Voting Members. The steps to be accomplished by the liquidator are as follows:

          (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

          (b) during the period commencing on the first day of dissolution pursuant to Section 10.1 hereof and ending on the date on which all of the assets of the Company have been distributed to the Liquidation Member in accordance with this Section 10.2, the Voting Members shall continue to share Income, Loss, and other items of Company income, gain, loss or deduction in the manner provided in Article V, provided that no distributions shall be made pursuant to Section 5.4;

          (c) the liquidator shall pay or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, but subject to the provisions of applicable law, all expenses incurred in liquidation) or otherwise make reasonably adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in amount and for terms as the liquidator may reasonably determine); and

                                      17.

          (d) all remaining assets of the Company shall be distributed to the Liquidation Member.

          (e) the liquidator may sell any or all Company property, including to the Voting Members for fair market value.

          10.2.2 Any distributions in kind to the Liquidation Member shall be made subject to the liability of distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination.

     10.3 Cancellation of Filings.  Upon completion of the distribution of
          -----------------------
Company assets as provided herein, the Company is terminated, and the liquidator shall take actions as may be necessary to terminate the Company.


                                  ARTICLE XI
                         INDEMNIFICATION AND INSURANCE

     11.1 Indemnification by Company.
          --------------------------

          11.1.1 The Company shall indemnify and defend each Member or officer or employee of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding") by reason of the fact that it is or was a Member, manager,
    ----------
officer, or other agent of the Company or that, being or having been a Member, manager, officer or agent, it is or was serving at the request of the Company as a manager, director, officer, employee, or other agent of another Person (all Persons being referred to hereinafter as an "agent"), to the fullest extent
                                             -----
permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that no Person shall be entitled to indemnification hereunder for any act or omission constituting gross negligence, wilful misconduct or material breach of this Agreement. Furthermore, the Company may, but shall not be obligated to, indemnify any other Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by reason of the fact that person is or was an agent to the same extent as is provided for in the preceding sentence with respect to a Member or agent.

          11.1.2 The indemnification provided by, or granted pursuant to, the provisions of this Article XI shall not be deemed exclusive of any other rights to which any Person seeking indemnification may be entitled under any agreement, vote of Members, or otherwise, both as to action in Person's capacity as an agent of the Company and as to action in another capacity while serving as an agent. All rights to indemnification under this Article XI shall be deemed to be provided by a contract between the Company and each Member and officer who serves in capacity at any

                                      18.

time while this Agreement and relevant provisions of the Act and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any rights then existing.


                                  ARTICLE XII
                              GENERAL PROVISIONS

     12.1 Notices.  All notices and other communications provided for or
          -------
permitted to be given under this Agreement shall be in writing and shall be given by depositing the notice in the United States mail, addressed to the Person to be notified, postage paid, and registered or certified with return receipt requested, or by notice being delivered in person or by facsimile communication to party. Notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to a Member shall be sent to or made at, and all payments hereunder shall be made at, the address given for that Member or other address as that Member may specify by notice to the Company and the other Members.

     12.2 Entire Agreement; Waivers and Modifications.
          -------------------------------------------

          12.2.1 The Certificate and this Agreement constitute the entire agreement of the Members and their respective Affiliates relating to the Company and supersedes any and all prior contracts, understandings, negotiations, and agreements with respect to the Company and the subject matter hereof, whether oral or written.

          12.2.2 The Certificate and this Agreement may be amended or modified from time to time only by a written instrument executed by both of the Voting Members. However, no amendment or modification which has an adverse affect upon the Liquidation Member may be adopted without the written consent of the Liquidation Member.

          12.2.3 In the event of an inconsistency or conflict between the provisions of this Agreement and any resolution adopted by the Voting Members, resolution shall be deemed an amendment to this Agreement and a waiver by the Voting Members of the inconsistent or conflicting provision of this Agreement. Any waiver or consent, express, implied or deemed to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other action. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of

                                      19.

its rights with respect to that default until the applicable statute of limitations period has run. Except with respect to the matters described in the first sentence of this Section 12.2.3, all waivers and consents hereunder shall be in writing and shall be delivered to the Company and the Members in the manner set forth in Section 12.1. A Member may grant or withhold any waiver or consent in its absolute sole discretion.

     12.3 Binding Effect; No Third-Party Beneficiaries.  Subject to the
          --------------------------------------------
restrictions on Dispositions set forth herein, this Agreement is binding on and inures to the benefit of the Members and their respective successors and assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any king, it being the intent of the parties that this Agreement shall not be construed as a third-party beneficiary contract.

     12.4 Governing Law.  This Agreement is governed by and shall be construed
          -------------
in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

     12.5 Further Assurances.  In connection with this Agreement and the
          ------------------
transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     12.6 Waiver of Certain Rights.  Each Member irrevocably waives any right it
          ------------------------
might have to maintain any action for partition of the property of the Company.

     12.7 Multiple Counterparts; Facsimile Transmissions.  This Agreement may be
          ----------------------------------------------
executed in multiple counterparts with the same effect as if the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Upon the request of any party, any party who shall have delivered an executed counterpart of this Agreement by facsimile shall deliver a manually executed counterpart as well, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

                                      20.

     12.8  Submission to Jurisdiction.  Each of the Members hereby consents to
           --------------------------
the jurisdiction of any state or federal court located within the State of Delaware, and, subject to the provisions of Section 12.8, irrevocably agrees that all actions or proceedings relating to this Agreement shall be instituted and heard by the courts of jurisdiction. Each Member hereby waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any court and personal service of any and all process upon it, and consents to any service of process made in the manner provided herein for the giving of notices under this Agreement.

     IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the date first above written.


                                  MEMBERS:
                                  -------


                                  CRAIG CORPORATION


                                  By__________________________________


                                  READING INVESTMENT COMPANY, INC.


                                  By__________________________________


                                  TRUSTEE OF RC REVOCABLE TRUST


                                  CRAIG MANAGEMENT, INC.


                                  By__________________________________

                                      21.